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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 12, 2000

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                                  SYBASE, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



     Delaware                      000-22043                94-2951005
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(State or other jurisdiction      (Commission             (IRS Employer
     of incorporation)             File Number)           Identification No.)

                   6475 Christie Avenue, Emeryville, CA 94608
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              (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code (510) 922-4650

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On April 12, 2001, Neel Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of Sybase, Inc. ("Sybase"), acquired approximately 27,824,620 shares, or approximately 75.39% of the total number of outstanding shares, of the common stock of New Era of Networks, Inc. ("NEON"). These shares were validly tendered pursuant to Merger Sub's tender offer (the "Offer") for all of the outstanding shares of NEON at an exchange ratio of 0.3878 of a share of Sybase common stock for each share of NEON common stock. The initial offering period expired on Wednesday, April 11, 2001 at 12:00 midnight New York City time. At 9:00 a.m. New York City time on April 12, 2001, a subsequent offering period commenced. The subsequent offering period expires on Thursday, April 26, 2001 at 12:00 midnight New York City time.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) The financial statements required by Item 7(a) previously were filed as part of the Registrant's registration statement on Form S-4, as amended (Registration No. 333-57102).

     (b) The pro forma financial information required by item 7(b) previously was filed as part of the Registrant's registration statement on Form S-4, as amended (Registration No. 333-57102).

     (c) The Agreement and Plan of Reorganization, dated as of February 20, 2001, by and among the Registrant, Neel Acquistion Corp. and New Era of Networks, Inc. previously was filed as an annex to the Registrant's registration statement on Form S-4, as amended (Registration No. 333-57102).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorizied.

                                       SYBASE, INC.



Date: April 13, 2001                   By: /s/ Pieter Van der Vorst
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                                       Pieter Van der Vorst
                                       Vice President and Chief
                                       Financial Officer